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                                                                    EXHIBIT 10.3


                       ASSIGNMENT OF PARTNERSHIP INTEREST


     This Assignment of Partnership Interest (this "Assignment") is made, entered into and effective as of this 31st day of March, 2000, by and between Concorde Cruises, Inc., a South Dakota corporation (the "Assignee"), and Goldcoast Entertainment Cruises, Inc., a Florida corporation (the "Assignor").

                                P R E A M B L E:

     WHEREAS, Assignor owns 20% of the outstanding partnership interest in Bayfront Ventures, a Florida general partnership, and 20% of the outstanding partnership interest in Princesa Partners, a Florida general partnership (collectively, the "Partnership Interests"); and

     WHEREAS, Assignor and Assignee have, among other parties, entered into a Partnership Interest Purchase Agreement dated March 31, 2000 (the "Purchase Agreement") providing for the sale by Assignor and the purchase by Assignee of the Partnership Interests; and

     WHEREAS, in order to effectuate the sale and purchase of the Partnership Interests, Assignor is executing and delivering this Assignment in favor of Assignee.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained herein, the parties hereto hereby agree as follows:

     1. Conveyance of Partnership Interests. Pursuant to the terms of the Purchase Agreement and in consideration for the payment by the Assignee to the Assignor of the consideration specified therein, Assignor hereby grants, conveys, assigns, transfers, bargains and delivers unto Assignee and its successors and assigns, forever, all of its rights, title and interest in and to the Partnership Interests.

     2. Assignee's Acknowledgment. Assignee hereby acknowledges receipt of the Partnership Interests.

     3. Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one assignment.

     4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida, excluding any conflicts-of-law rule or principle which might refer same to another jurisdiction.

     5. Successors and Assigns. This Assignment shall bind Assignor and its successors and assigns and inure to the benefit of Assignee and its successors and assigns.

     6. Descriptive Headings. The descriptive headings of the several paragraphs of this Assignment are for convenience only and shall not be deemed to affect the meaning of construction of any of the provisions hereof.


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     7. Capitalized Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the same meaning ascribed to such terms in the Purchase Agreement.

                                          CONCORDE CRUISES, INC., as Assignee


                                          By: /s/ JERRY L. BAUM
                                             -----------------------------------
                                             Name:  Jerry L. Baum
                                             Title: President


                                          GOLDCOAST ENTERTAINMENT CRUISES,
                                          INC., as Assignor


                                          By: /s/ MICHAEL A. HLAVSA
                                             -----------------------------------
                                             Name:  Michael A. Hlavsa
                                             Title: President


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